UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2025

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cypherpunk Technologies Inc. (f/k/a Leap Therapeutics, Inc.) (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on December 15, 2025 at 11:00 a.m. EST. As described in Item 5.07 of this Current Report on Form 8-K, the Company’s stockholders voted to approve the adoption of the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) at the Special Meeting, and the 2025 Plan became immediately effective upon such approval.

The 2025 Plan, among other matters, provides for a total of 31,454,785 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) that can be covered by grants, as may be adjusted from time to time on the terms described therein. A description of the 2025 Plan was set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on November 3, 2025 (the “Proxy Statement”) in the section titled “Proposal No. 3—Approval of the Leap Therapeutics, Inc. 2025 Equity Incentive Plan.”

The description of the 2025 Plan contained herein and in the Proxy Statement is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) to (i) increase the total number of shares that the Company is authorized to issue from 250,000,000 shares to 500,000,000 shares, of which 490,000,000 shares are designated as Common Stock, and 10,000,000 shares are designated as preferred stock, par value $0.001 per share, and (ii) include clarifying language regarding the applicability of recently amended provisions of Section 242 of the General Corporation Law of the State of Delaware ((i) and (ii) collectively, the “Charter Amendment”).

The Charter Amendment was effected pursuant to a Certificate of Amendment to the Charter (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on December 15, 2025 and was effective as of such date.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)            The Company held the Special Meeting on December 15, 2025.

(b)            The final voting results on each of the matters submitted to a vote of stockholders at the Special Meeting are set forth below:

(1)            The Company’s stockholders voted to approve the authorized share increase proposal.

Votes For	Votes Against	Votes Abstaining
29,990,904	4,121,627	18,538

(2)            The Company’s stockholders voted to approve the reverse stock split proposal.

Votes For	Votes Against	Votes Abstaining
36,314,864	4,935,206	691,181

(3)            The Company’s stockholders voted to approve the Company’s adoption of the 2025 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstaining
28,765,316	5,105,626	260,130

 (4)           The Company’s stockholders eligible to vote on this matter voted to approve the private placement issuance proposal.

Votes For	Votes Against	Votes Abstaining
17,403,379	1,361,238	154,144

(5)            The Company’s stockholders voted to authorize the adjournment of the Special Meeting.

Votes For	Votes Against	Votes Abstaining
35,080,571	6,571,932	288,748

Item 8.01 Other Events.

As previously reported, on March 12, 2025, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that, because the closing bid price of the Common Stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer met the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). On September 10, 2025, Nasdaq granted the Company’s request for an additional 180 calendar day period to regain compliance with the listing rule. On December 11, 2025, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rule 55520(a)(2), and the matter is now closed.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Cypherpunk Technologies Inc.
10.1	2025 Cypherpunk Technologies Inc. Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Dated: December 16, 2025	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President